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                                                                   Exhibit 32.1



                  STATEMENT PURSUANT TO 18 U.S.C. SECTION 1350



         Pursuant to 18 U.S.C. Section 1350, the undersigned certifies that this Annual Report on Form 10-K for the period ended December 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Millennium Pharmaceuticals, Inc.



                             /s/ MARK J. LEVIN
                             -----------------
Dated: March 10, 2004        Mark J. Levin
                             Chairperson, President and Chief Executive Officer
                             (Principal executive officer)





A signed original of this written statement required by Section 906 has been provided to Millennium Pharmaceuticals, Inc. and will be retained by Millennium Pharmaceuticals, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.